UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 26, 2009

Citadel Broadcasting Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31740	51-0405729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

City Center West, Suite 400 7201 West Lake Mead Blvd. Las Vegas, NV	89128
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 804-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 26, 2009, NYSE Regulation, Inc. (“NYSE Regulation”) issued a press release stating its determination that the common stock of Citadel Broadcasting Corporation (the “Company”) should be suspended prior to the opening of trading on Friday, March 6, 2009. The Company expects to commence trading on the over-the-counter (OTC) market that same day under a symbol yet to be determined.

The press release indicated that the decision was reached in view of the fact that the Company had fallen below the NYSE’s continued listing standard regarding average global market capitalization over a consecutive 30 trading-day period of less than $75 million and average closing price of less than $1.00 over a consecutive 30 trading-day period. The Company’s non-compliance with these standards was previously disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 and its Current Report on Form 8-K dated December 2, 2008.

The Company expects that NYSE Regulation will proceed with an application to the Securities and Exchange Commission to delist the Company’s common stock, as the Company has informed the NYSE that it will not request a review of this determination.

A copy of NYSE Regulation’s press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title
99.1	Press Release dated February 26, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITADEL BROADCASTING CORPORATION

By:	/s/ Randy L. Taylor
Randy L. Taylor
Senior Vice President – Finance and Chief Financial Officer

Dated: March 3, 2009

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Press Release dated February 26, 2009.

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